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                                                                    EXHIBIT 23.1



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of our report dated February 29, 1996, included in Weatherford Enterra, Inc.'s Form 10-K for the year ended December 31, 1995 and our report dated February 23, 1996 included in Weatherford Enterra, Inc.'s Form 8-K/A dated February 27, 1996 and to all references to our firm included in this Amendment No. 1 to Registration Statement.


ARTHUR ANDERSEN LLP

Houston, Texas
May 9, 1996